UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 4, 2020

WESTWATER RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33404	75-2212772
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

6950 S. Potomac Street, Suite 300 Centennial, Colorado	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 531-0516

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	WWR	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01Entry into a Material Definitive Agreement.

On December 4, 2020, Westwater Resources, Inc., a Delaware corporation (“Westwater” or the “Company”), entered into a purchase agreement (the “Purchase Agreement”), and a registration rights agreement (the “Registration Rights Agreement”), with Lincoln Park Capital Fund, LLC, an Illinois limited liability company (“Lincoln Park”), pursuant to which Lincoln Park has committed to purchase up to $100.0 million of the Company’s common stock, $0.001 par value per share (the “Common Stock”).

Under the terms and subject to the conditions of the Purchase Agreement, the Company has the right, but not the obligation, to sell to Lincoln Park, and Lincoln Park is obligated to purchase, up to $100.0 million of the Company’s Common Stock. Sales of Common Stock by the Company, if any, will be subject to certain limitations, and may occur from time to time, at the Company’s sole discretion, over the 36-month period commencing after the satisfaction of certain conditions set forth in the Purchase Agreement (such date on which all of such conditions are satisfied, the “Commencement Date”).

Under the Purchase Agreement, the Company may direct Lincoln Park to purchase up to 100,000 shares of Common Stock in a “regular purchase” on any business day, subject to a maximum purchase commitment of $1,000,000 per regular purchase. In addition, provided the closing price of our common stock exceeds a certain threshold price set forth in the Purchase Agreement and we have directed Lincoln Park to purchase the maximum amount of shares in a regular purchase, we may, from time to time and at our sole discretion, also direct Lincoln Park to purchase additional shares of our common stock in “accelerated purchases,” and “additional accelerated purchases” as set forth in the Purchase Agreement. The purchase price per share is based on the market price of our common stock at the time of sale as computed under the Purchase Agreement.

Under applicable rules of The Nasdaq Capital Market, in no event may the Company issue or sell to Lincoln Park under the Purchase Agreement any shares of its Common Stock to the extent the issuance of such shares of Common Stock, when aggregated with all other shares of Common Stock issued pursuant to the Purchase Agreement, would cause the aggregate number of shares of Common Stock issued pursuant to the Purchase Agreement to exceed 19.99% of our outstanding Common Stock immediately prior to the execution of the Purchase Agreement (the “Exchange Cap”), unless (i) the Company obtains stockholder approval to issue shares of Common Stock in excess of the Exchange Cap or (ii) the average price of all applicable sales of Common Stock to Lincoln Park under the Purchase Agreement equals or exceeds $6.4024, such that issuances and sales of Common Stock to Lincoln Park under the Purchase Agreement would be exempt from the Exchange Cap limitation under applicable Nasdaq rules. In any event, the Purchase Agreement specifically provides that the Company may not issue or sell any shares of its Common Stock under the Purchase Agreement if such issuance or sale would breach any applicable Nasdaq rules.

Lincoln Park has no right to require the Company to sell any shares of Common Stock to Lincoln Park, but Lincoln Park is obligated to make purchases as the Company directs, subject to certain conditions. In all instances, the Company may not sell shares of its Common Stock to Lincoln Park under the Purchase Agreement if it would result in Lincoln Park beneficially owning more than 9.99% of the Company’s Common Stock. There are no upper limits on the price per share that Lincoln Park must pay for shares of Common Stock.

The Company has agreed with Lincoln Park that it will not enter into any “variable rate” transactions with any third party for a period defined in the Purchase Agreement. The Company will issue to Lincoln Park 150,000 shares of Common Stock as consideration for its commitment to purchase shares of Common Stock under the Purchase Agreement (the “Commitment Shares”).

The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, agreements and conditions to completing future sale transactions, indemnification rights and obligations of the parties. The Company has the right to terminate the Purchase Agreement at any time, at no cost or penalty. During any “event of default” under the Purchase Agreement, all of which are outside of Lincoln Park’s control, Lincoln Park does not have the right to terminate the Purchase Agreement; however, the Company may not initiate any regular or other purchase of shares by Lincoln Park until such event of default is cured. In addition, in the event of bankruptcy proceedings by or against the Company, the Purchase Agreement will automatically terminate.

Actual sales of shares of Common Stock to Lincoln Park will depend on a variety of factors to be determined by the Company from time to time, including, among others, market conditions, the trading price of the Common Stock and determinations by the Company as to the appropriate sources of funding for the Company and its operations. Lincoln Park has covenanted not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of the Company’s shares.

The net proceeds under the Purchase Agreement to the Company will depend on the frequency and prices at which the Company sells shares of its stock to Lincoln Park. The Company expects that any proceeds received by the Company from such sales to Lincoln Park will be used for general corporate purposes, which may include advancing the Company’s graphite business, making additions to the Company’s working capital or funding future acquisitions, among other things.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any shares of Common Stock, nor shall there by any sale of shares of Common Stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement are qualified in their entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and each of which is incorporated herein in its entirety by reference. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Item 8.01Other Events.

On December 4, 2020, Westwater filed a prospectus supplement for the purpose of registering under its Registration Statement on Form S-3 (File No. 333-250857) (the “Registration Statement”) the issuance and sale of shares of Common Stock to Lincoln Park, and Lincoln Park’s resale of the Common Stock thereunder, in the aggregate amount of $100,000,000, as well as the 150,000 shares of Common Stock to be issued to Lincoln Park as Commitment Shares. Attached as Exhibits 5.1 and 23.1 to this Current Report on Form 8-K are the opinion and consent of Hogan Lovells US LLP relating to the offering under the Purchase Agreement, which items are incorporated by reference into the Registration Statement.

In addition, Westwater previously entered into a Controlled Equity OfferingSM Sales Agreement, dated April 14, 2017 (the “Sales Agreement”), with Cantor Fitzgerald & Co. relating to the sale of shares of Common Stock. On December 4, 2020, Westwater filed a prospectus supplement for the purpose of registering under the Registration Statement the offer and sale of shares of Common Stock in the aggregate amount of up to $48,500,000 pursuant to the Sales Agreement. Attached as Exhibits 5.2 and 23.2 to this Current Report on Form 8-K are the opinion and consent of Hogan Lovells US LLP relating to the offering under the Sales Agreement, which items are incorporated by reference into the Registration Statement.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description
5.1	Opinion of Hogan Lovells US LLP
5.2	Opinion of Hogan Lovells US LLP
10.1	Purchase Agreement, dated December 4, 2020, by and between the Company and Lincoln Park Capital Fund, LLC
10.2	Registration Rights Agreement, dated December 4, 2020, by and between the Company and Lincoln Park Capital Fund, LLC
23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)
23.2	Consent of Hogan Lovells US LLP (included in Exhibit 5.2)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 4, 2020

WESTWATER RESOURCES, INC.

By:      /s/ Jeffrey L. Vigil

Name:Jeffrey L. Vigil

Title:Vice President–Finance and Chief Financial Officer